BARTON, SCHNEIDER, RUSSELL & EAST, LL.P.

J. CARY BARTON* RAYMOND J. SCHNEIDER M. FRANK RUSSELL MYRON E. EAST, JR.*	A REGISTERED LIMITED LIABILITY PARTNERSHIP	ONE RIVERWALK PLACE SUITE 1825 700 NORTH ST. MARY'S STREET SAN ANTONIO, TEXAS 78206 _______ TELEPHONE (210) 225-1655 FAX (210) 225-8999
ATTORNEYS AT LAW
ROBERT J. BIRNBAUM MARTHA A. HARDY* C. DAWSON BREMER ROBERT W. NEGLEY DOUGLAS V. McNEEL VALERIE VAN COURTLANDT	EXHIBIT 23.2

BOARD CERTIFIED *COMMERCIAL REAL ESTATE LAW TEXAS BOARD OF LEGAL SPECIALIZATION	February 22, 2005

The Exploration Company of Delaware, Inc.
500 North Loop 1604 East, Suite 250
San Antonio, Texas 78232

Attention: Mr. James E. Sigmon, President

Ladies and Gentlemen:

          We have acted as counsel for The Exploration Company of Delaware, Inc., a Delaware corporation (the "Company"), in connection with various legal matters relating to the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the "Commission") with respect to 586,751 shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company which may be purchased pursuant to exercise of options or other stock rights granted pursuant to the Company's 1995 Flexible Incentive Plan (the "Plan"). We have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, on the basis of such examination, advise you that in our opinion the 586,751 shares of Common Stock to be issued to participants in the Plan will, when issued pursuant to the terms of the Plan, be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1993.

Very truly yours,

BARTON, SCHNEIDER, RUSSELL & EAST, LL.P

/s/ Robert W. Negley

Robert W. Negley For the Firm

RWN/jr